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                                                                    EXHIBIT 23.2

                                   CONSENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

To Moyco Technologies, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 16, 1999 included in Moyco Technologies, Inc.'s 10-K for the year ended June 30, 1999 and to all references to our firm included in this registration statement.


                                                         /s/ Arthur Andersen LLP
                                                         -----------------------


Philadelphia, Pennsylvania
February 22, 2000